Exhibit 10.2

ARBEL MEDICAL LTD.

2006 EMPLOYEE SHARE OPTION PLAN

Confidential	1	2/15/2011

2006 ESOP

CONTENTS

PREFACE		1
1.	PURPOSE OF THE ESOP	1
2.	DEFINITIONS	1
3.	ADMINISTRATION OF THE ESOP	4
4.	DESIGNATION OF PARTICIPANTS	7
5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102	8
6.	TRUSTEE	9
7.	SHARES RESERVED FOR THE ESOP; RESTRICTION THEREON	9
8.	EXERCISE PRICE	10
9.	ADJUSTMENTS	12
10.	TERM AND EXERCISE OF OPTIONS	14
11.	VESTING OF OPTIONS	14
12.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL AND BRING ALONG	17
13.	PURCHASE FOR INVESTMENT; LIMITATIONS UPON IPO; REPRESENTATIONS	19
14.	DIVIDENDS	20
15.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS	20
16.	EFFECTIVE DATE AND DURATION OF THE ESOP	21
17.	AMENDMENTS OR TERMINATION	21
18.	GOVERNMENT REGULATIONS	21
19.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES	21
20.	GOVERNING LAW & JURISDICTION	21
21.	INTEGRATION OF SECTION 102 AND TAX COMMISSIONER’S PERMIT	22
22.	TAX CONSEQUENCES	22
23.	NON-EXCLUSIVITY OF THE ESOP	23
24.	MULTIPLE AGREEMENTS	24

2006 ESOP

PREFACE

This plan, as amended from time to time, shall be known as the “Arbel Medical Ltd. 2006 Employee Share Option Plan” (the “ESOP” or the “Plan”).

1.	PURPOSE OF THE ESOP

The purpose of the Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries and materially increase shareholder value by:

(a)	motivating superior performance by means of performance-related incentives;

(b)	encouraging and providing for the acquisition of an ownership interest in the Company by eligible Employees; and

(c)	enabling the Company to attract and retain the services of outstanding management team and other qualified and dedicated employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

2.	DEFINITIONS

For purposes of the ESOP and related documents, including the Option Agreement, the following definitions shall apply:

“Administrator” - means the Board or the Committee as shall be administering the Plan, in accordance with Section 3 hereof.

“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

“Board” means the Board of Directors of the Company.

“Capital Gain Option” or “CGO” as defined in Section 5.4 below.

“Cause” means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any failure (as a result of gross negligence or willful misconduct) to carry out, as an employee of the Company or its Affiliates, a reasonable directive of the chief executive officer, the Board or the Optionee’s direct supervisor, which involves the business of the Company or its Affiliates and which was capable of being lawfully performed by Optionee; (iii) embezzlement or theft of funds of the Company or its Affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company; including, without limitation, self-dealing, prohibited disclosure of confidential information of, or relating to, the Company, or engagement in any business competitive to the business of the Company or of its Affiliates; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

2006 ESOP

“Chairman” means the chairman of the Committee.

“Committee” means a share option compensation committee appointed by the Board, which shall consist of no fewer than two members of the Board.

“Company” means Arbel Medical Ltd., an Israeli company incorporated under the laws of the State of Israel.

“Companies Law” means the Israeli Companies Law -1999.

“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

“Date of Grant” means, the date of grant of an Option, as determined by the Board and set forth in the Optionee’s Option Agreement.

“Employee” shall have the same meaning as defined under Section 102 of the Ordinance.

“Expiration date” means the date upon which an Option shall expire, as set forth in Section 9.2 of the ESOP.

“Fair Market Value” means as of any date, the value of a Share determined as follows:

If the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel Aviv Stock Exchange, NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable.

Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

2006 ESOP

In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

“IPO” means the underwritten initial public offering of the Company’s shares pursuant to a registration statement filed with and declared effective under the Israeli Securities Law, 1968, under the U.S. Securities Act of 1933, as amended, or under any similar law of any other jurisdiction.

“ESOP” means as defined in the preface hereto.

“ITA” means the Israeli Tax Authorities.

“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

“Ordinary Income Option” or “OIO” as defined in Section 5.5 below.

“Option” means an option to purchase one or more Shares of the Company pursuant to the ESOP.

“102 Option” means an Option that the Board intends to be a “102 Option” which shall only be granted to Employees, and shall be subject to and construed consistently with the requirements of Section 102 of the Ordinance. The Company shall have no liability to an Optionee or to any other party, if an Option (or any part thereof), which is intended to be a 102 Option, is not a 102 Option. Approved 102 Options may either be classified as Capital Gain Options (“CGO”) or Ordinary Income Options (“OIO”).

“3(i) Option” means Options that do not contain such terms as will qualify under Section 102 of the Tax Ordinance.

“Optionee” means a person who receives or holds an Option under the ESOP.

“Option Agreement” means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.

“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961, as now in effect or as hereafter amended.

“Exercise Price” means the Exercise Price for each Share underlying an Option.

“Section 102” means Section 102 of the Ordinance as now in effect or as hereafter amended.

“Share” means the ordinary shares of the Company, NIS [0.01] par value each.

2006 ESOP

“Successor Company” means any entity into or with which the Company is merged or by which the Company is acquired, pursuant to a Transaction in which the Company is not the surviving entity.

“Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets or shares of the Company.

“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

“Vested Option” means any Option that has already become vested and exercisable according to its Vesting Date or otherwise (e.g. acceleration upon certain events).

“Vesting Dates” means, with respect to any Option, the date as of which the Optionee shall be entitled to exercise such Option, as set forth in Section 10 of the ESOP.

“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ADMINISTRATION OF THE ESOP

7.3	The Plan shall be administered by the Board. The Board shall have the authority in its sole discretion, subject and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities specifically granted to it under the Plan as necessary and advisable in the administration of the Plan.

7.4	Provided that the Board of Directors is entitled by law to delegate all and any of its powers and authority granted to it under this Plan to a Committee of the Board of Directors, which shall consist of at least two Directors of the Company chosen by the Board. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations, as it deems necessary or desirable for the proper administration of the Plan.

7.5	The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as the Chairman shall determine or as otherwise convened in accordance with the Articles of Association of the Company. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

7.6	The Committee shall have the power to recommend to the Board and the Board shall have the full power and authority to: (i) designate Optionees; (ii) determine, on the date of grant, the terms and provisions of the respective Option Agreements (which need not be identical), including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and extent to which the Options may be exercised, and the nature and duration of restrictions as to the transferability, or restrictions constituting substantial risk of forfeiture upon occurrence of certain events; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) designate the type of Options; and (v) cancel or suspend Options, as necessary.

2006 ESOP

7.7	Subject to the provisions of the Plan, the applicable laws and, the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Committee shall have the authority, in its discretion:

(i)	To construe and interpret the terms of the Plan and any Options granted pursuant to the Plan;

(ii)	To designate the Service Providers to whom Options may from time to time be granted hereunder;

(iii)	To determine the number of Shares to be covered by each such Option granted hereunder;

(iv)	To prescribe forms of agreement for use under the Plan;

(v)	To determine the terms of any Option granted hereunder;

(vi)	To determine the Exercise Price of any Option granted hereunder;

(vii)	To determine the Fair Market Value of Shares;

(viii)	To prescribe, amend and rescind rules and regulations relating to the Plan, provided that any such amendment or resident that would adversely affect the Optionee’s rights under an Option shall not be made without the Optionee’s written consent.

(ix)	To take all other action and make all other determinations necessary for the administration of the Plan.

(x)	To determine the total number of shares with in the pool allocated for the purpose of this plan, and or any additional awards hereafter, subject to this plan

7.8	Subject to the Company’s Articles of Association, all decisions and selections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s Articles of Association, as the same may be in effect from time to time.

2006 ESOP

7.9	Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Optionees and any person claiming under or through any Optionee.

7.10	No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

7.11	Any member of such Committee shall be eligible to receive Options under the Plan while serving on the Committee, unless otherwise specified herein. No person shall be eligible to be a member of the Committee if that person’s membership would prevent the Plan from complying with exemptions provided within the Applicable Laws.

2006 ESOP

4.	DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the ESOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate thereof; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees may only be granted 3(i) Options.

Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether an CGO, OIO, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Exercise Price per share, the expiration date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this Plan. The written agreement shall be delivered to the Optionee and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto (each, an “Option Agreement”).

Neither this Plan nor any Agreement nor any offer of Options to an Optionee shall impose any obligation on the Company to continue to employ or to engage the services of any Optionee, and nothing in the Plan or in any Option granted pursuant thereto shall give any Optionee any right to continue it’s employment or service with the Company or restrict the right of the Company to terminate such employment or services at any time. Further, the Company and each Subsidiary expressly reserves the right at any time to dismiss an Optionee free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Option.

The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ESOP or any other option or share plan of the Company or any of its Affiliates.

Anything in the ESOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

2006 ESOP

5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

5.1	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

5.2	The grant of Approved 102 Options shall be made under this ESOP adopted by the Board as described in Section 16 below, and shall be conditioned upon the approval of this ESOP by the ITA.

5.3	Approved 102 Option may either be classified as Capital Gain Option (or as CGO) or Ordinary Income Option (or as OIO).

5.4	Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

5.5	Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

5.6	The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), shall be appropriately filed with the ITA before the first Date of Grant of an Approved 102 Option under such Election. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under such Election and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options under such Election. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

5.7	Designation of Approved 102 Options – In case that Optionee exercises and sales his Shares within the Restricted Period (as defined in section 6.1 below), the Company should not bear any tax liability derived due to the exercise and or sale of the options as a result of Optionee’s termination except for the mentioned in section 22 below.

5.8	All Approved 102 Options must be held in trust by a Trustee, as described in Section 6 below.

2006 ESOP

5.9	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

6.	TRUSTEE

6.1	Approved 102 Options which shall be granted under the ESOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including, without limitation, bonus shares, shall be allocated or issued to the Optionee (and registered in the Trustee’s name in the register of members of the Company) and held by the Trustee for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated hereunder (the “Restricted Period”). All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the aforesaid trust as herein provided. In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

6.2	Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to such Optionee and/or any Shares allocated or issued upon exercise of such Options.

6.3	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulations or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Restricted Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Restricted Period, the sanctions under Section 102 of the Ordinance and under any rules or regulations or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

6.4	Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ESOP, or any Approved 102 Option or Share granted to him thereunder.

2006 ESOP

7.	SHARES RESERVED FOR THE ESOP; RESTRICTION THEREON

7.1	The Company has reserved a total of [_______]Shares, for the purposes of the ESOP and for the purposes of any other share option plans which have previously been, or may in the future be, adopted by the Company, subject to adjustment as set forth in Section 11 below. Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the ESOP shall cease to be reserved for the purpose of the ESOP, but until termination of the ESOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ESOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the ESOP or under the Company’s other share option plans, provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

7.12	The Company, at its sole discretion, may require that, until the consummation of an IPO, any Shares issued upon exercise of Options (and securities of the Company issued with respect thereto) shall be voted by an irrevocable proxy (the “Proxy”), pursuant to the directions of the Board, such Proxy to be assigned to the person or persons designated by the Board and to provide for the power of such designated person(s) to act, instead of the Optionee and on its behalf, with respect to any and all aspects of the Optionee’s shareholdings in the Company. The Proxy may be contained in the Option Agreement of an Optionee or otherwise as the Committee determines. If contained in the Option Agreement, no further document shall be required to implement such Proxy, and the signature of the Optionee on the Option Agreement shall indicate approval of the Proxy thereby granted. Such person or persons designated by the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company’s Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise. Without derogating from the above, with respect to Shares issuable upon exercise of Approved 102 Options, such Shares shall be voted in accordance with the provisions of Section 102 and of any rules, regulations or orders promulgated thereunder.

8.	EXERCISE PRICE

8.1	The Exercise Price of each Share subject to an Option shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Exercise Price determined for each Option covered thereby (but in any event, not less than the par value of the Share issuable upon exercise thereof).

2006 ESOP

8.2	The total consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, or (3) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

8.3	The Exercise Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid), as determined by the Company.

8.4	The proceeds received by the Company from the issuance of Shares subject to the Options will be added to the general funds of the Company and used for its corporate purposes

Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Exercise Price at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

2006 ESOP

9.	TERM AND EXERCISE OF OPTIONS

Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement (unless otherwise determined in accordance with the provisions of this ESOP with respect to any Option(s), such date shall be ten (10) years from the respective Date of Grant; and (ii) the expiration of any extended period in any of the events set forth in Section 9.5 below.

The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 9.5 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

Subject to the provisions of Section 9.5 below, in the event of termination of Optionee’s employment or services, with the Company or any of its Affiliates, all Options granted to such Optionee will immediately expire. A notice of termination of employment or service shall be deemed to constitute termination of employment or service. For the avoidance of doubt, in case of such termination of employment or service, the unvested portion of the Optionee’s Option shall not vest and shall not become exercisable and any unvested portion of the Optionee’s Option shall revert to the ESOP.

Notwithstanding anything to the contrary herein above and unless otherwise determined in the Optionee’s Option Agreement, an Option may be exercised after the date of termination of Optionee’s employment or service with the Company or any Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

(i)	termination is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of three (3) months after the date of such termination; or-

(ii)	termination is the result of death, Retirement or Disability (each, as hereinafter defined) of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twenty four (24) months after the date of such termination; or -

2006 ESOP

(iii)	prior to such termination, the Committee shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

(iv)	For avoidance of any doubt, notwithstanding anything herein to the contrary, if termination of employment or service is for Cause: (i) any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options; and (ii) all Shares issued upon exercise of Options shall be subject to repurchase at their nominal value by the Repurchaser(s) (as defined in Section 12.3 below), provided however that in no case shall the Company provide financial assistance to any other party to purchase the Shares if doing so is prohibited by law.

(v)	As used herein: the term “Disability” means an Optionee’s inability to perform his/her duties to the Company, or to any of its Affiliates, for a consecutive period of at least 180 days, by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Optionee and acceptable to the Company;

To avoid doubt, the Optionees shall not be deemed owners of the Shares issuable upon the exercise of Options and shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders of the Company for purpose of the operation of Sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the ESOP, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 of the ESOP. Anything herein to the contrary notwithstanding, in no event shall the Optionees be deemed a class of creditors of the Company for purpose of the operation of Sections 350 and 351 of the Companies Law or any successor to such section.

Any form of Option Agreement authorized by the ESOP may contain such other provisions, as the Committee may, from time to time, deem advisable.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

With respect to Unapproved 102 Options, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of Sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulations or orders promulgated thereunder. In respect of any employer’s tax liability for the purpose of employment taxes such as in the case of social taxes, see section 22 below.

2006 ESOP

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with Applicable Laws.

Upon their issuance, the Shares shall carry equal voting rights on all matters where such vote is permitted by applicable laws of the jurisdiction of incorporation of the Company, provided however, that the Company, at its sole discretion, may require that, until the consummation of an IPO, any Shares issued upon exercise of Options (and securities of the Company issued with respect thereto) shall be voted by an irrevocable Proxy in the same manner as the votes of the majority of other shareholders of the Company present and voting at the applicable meeting, such Proxy to be assigned to the person or persons designated by the Board and to provide for the power of such designated person(s) to act, instead of the Optionee and on its behalf, with respect to any and all aspects of the Optionee’s shareholdings in the Company, as set forth in Section 7.3 above.

10.	VESTING OF OPTIONS

Subject to the provisions of the ESOP, each Option shall vest and become exercisable commencing on the Vesting Date thereof, as determined by the Board or by the Committee, for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date.

Unless otherwise determined in accordance with the provisions of this ESOP with respect to any, some or all Options, each Option shall vest annually, in equal portions, over a Three (3) year period from its Date of Grant, with Thirty Three percent (33%) of such Option becoming vested on the First, second and Third anniversaries of such Date of Grant.

An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

11.	ADJUSTMENTS

Changes in Capitalization Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been reserved for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the Exercise Price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, bonus shares (stock dividend), combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number or the price of Shares subject to an Option. If the Options or the Shares issued upon the exercise of such Options will be deposited with a Trustee, as determined by the Administrator, all of the Shares formed by these adjustments also will be deposited with the Trustee in the same terms and conditions as the original Options or Shares.

2006 ESOP

Dissolution or Liquidation In the event of a dissolution or liquidation of the Company (both voluntary and involuntary) (the “Event”), the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such Event. The Option holders shall then have fifteen (15) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such fifteen-day period, all remaining unexercised Options will terminate immediately. The Administrator in its sole discretion may allow the exercise of any or all-outstanding Options, whether or not vested, within a reasonable period of time prior to the Event and subject to the provisions of the Applicable Laws. To the extent it has not been previously exercised, an Option will terminate immediately prior to the Event.

Merger, Acquisition, Shares’ sale, Assets’ Sale

i.	In the event of a merger or consolidation of the Company with or into another corporation resulting in such other corporation being the surviving entity, an acquisition of all or substantially all of the outstanding capital stock of the Company, or the sale of substantially all of the assets of the Company (each such event, a “Transaction”), each outstanding Option shall be assumed for an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation, and appropriate adjustments shall be made in the number of options in order to reflect such an action and to keep the Optionee harmless due to the Transaction.

ii.	In the event that the successor corporation refuses to assume or substitute for the Option, the vesting periods defined in the Option Agreement may be fully accelerated If as a result of such acceleration an Option becomes fully vested and exercisable, in lieu of assumption or substitution in the event of a Transaction, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period if not exercised earlier by the Optionee.

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iii.	Anything herein to the contrary notwithstanding, if a Transaction shall occur prior to the consummation of an IPO, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the Plan, in accordance with the instructions of the Board, at its sole and absolute discretion, in connection with the Transaction, and in the same terms as shall be determined to all the shareholders of the Company.

iv.	For the purposes of this paragraph, the Option shall be considered assumed if, following a Transaction, the Optionee receives the right to purchase or receive, for each Share subject to the Option immediately prior to the Transaction, the consideration (whether stocks, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely shares of the successor corporation or its parent or subsidiary, the Administrator may, with the consent of the successor corporation, provide for each Optionee to receive solely Shares of the successor Company or its Parent or Subsidiary equal in Fair Market Value to the per share consideration received by holders of Shares in the Transaction.

Stock dividend, bonus shares, stock split

i.	If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ESOP or subject to any Options therefore granted, and the Exercise Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Exercise Price, provided, however, that the Exercise Price shall not be less than the par value of the Share underlying any such Options, and provided further, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ESOP (as set forth in Section 7 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

ii.	Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

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12.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL AND BRING ALONG

12.1	Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal in relation with any Sale (as hereinafter defined) of shares in the Company.

12.2	Sale, transfer, assignment or other disposal (collectively, “Sale”) of Shares issuable upon the exercise of an Option shall be subject to the right of first refusal of other shareholders of the Company as set forth in the Articles of Association of the Company or in any agreement among the Company and all or substantially all of its shareholders. In the event that neither the Articles of Association of the Company nor any such agreement shall provide for applicable rights of first refusal, then, unless otherwise determined by the Committee, until such time as the Company shall complete an IPO, the Sale of Shares issuable upon the exercise of an Option shall be subject to a right of first refusal on the part of the Repurchaser(s), as follows:

(a)	Repurchaser(s) means (i) the Company, if permitted by applicable law, (ii) if the Company is not permitted by applicable law, then any Affiliate of the Company designated by the Committee; or (iii) if no decision is reached by the Committee, then the Company’s existing shareholders (save, for avoidance of doubt, for other Optionees who already exercised their Options), pro rata in accordance with their respective shareholdings in the Company’s issued and outstanding share capital.

(b)	The Optionee shall give a notice of sale (hereinafter the “Notice”) to the Company in order to offer the Shares to the Repurchaser(s). The Company will forward the Notice to the applicable Repurchaser(s).

(c)	The Notice shall specify the name of each proposed purchaser or other transferee (hereinafter the “Proposed Transferee”), the number of Shares offered for Sale, the price per Share and the payment terms. The Repurchaser(s) will be entitled for thirty (30) days from the day of receipt of the Notice (hereinafter the “Notice Period”), to purchase all or part of the offered Shares (if the Repurchaser(s) are shareholders of the Company, then such entitlement shall be on a pro rata basis, based on their respective holdings in the Company’s issued and outstanding share capital).

(d)	If, by the end of the Notice Period, not all of the offered Shares have been purchased by the Repurchaser(s), the Optionee shall be entitled to Sell the Shares so remained unpurchased, at any time during the ninety (90) days following the end of the Notice Period on terms not more favorable to the Proposed Transferee than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee. Any Sale of Shares issued under the ESOP by the Optionee that is not made in accordance with the ESOP or the Option Agreement shall be null and void.

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(e)	If the consideration to be paid for the Shares is not cash, the value of the consideration shall be determined in good faith by the Company’s Board of Directors, and if the Company cannot for any reason pay for the Shares in the form of non-cash consideration, the Company may pay the cash equivalent thereof, as determined by the Board of Directors.

12.3	Prior to an IPO, and in addition to the right of first refusal, any transfer of Shares by an Optionee shall require the Board of Directors’ approval as to the identity of the transferee and as required under the Company’s Articles of Association. The Board of Directors may refuse to approve the transfer of Shares to any competitor of the Company or to any other person or entity the Board determines, in its discretion, may be detrimental to the Company.

12.4	Anything herein to the contrary notwithstanding, the Optionees shall be bound by the “bring along” provisions of any agreement among the Company and all or substantially all of its shareholders, as in effect from time to time, to the effect that if, prior to the completion of the IPO, shareholders holding a certain percentage of the Company’s share capital (as set forth in such agreement) (“Proposing Holders”), elect to sell all of their equity securities in the Company to a third party, or agree to merge or consolidate the Company with or into another entity, and such sale or merger is conditioned upon the sale of all remaining stock of the Company to such third party, or to the agreement of all of the shareholders, the Optionees shall be required, if so demanded by the Proposing Holders, to sell or transfer all of their equity securities in the Company to such third party at the same price and upon the same terms and conditions as the Proposing Holders.

Anything herein to the contrary notwithstanding, if prior to the completion of the IPO, a Transaction is consummated pursuant to which, all or substantially all of the shares of the Company are sold, or exchanged for securities of another Company, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the ESOP (in accordance with the value of the Optionee’s Shares pursuant to the terms of the Transaction), and perform any action and/or execute any document required in order to effectuate such Transaction, all in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

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13.	PURCHASE FOR INVESTMENT; LIMITATIONS UPON IPO; REPRESENTATIONS

13.1	The Company’s obligation to issue or allocate Shares upon exercise of an Option granted under the ESOP is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of any other State having jurisdiction over the Company and the Optionee.

13.2	The Optionee acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

13.3	If any Shares shall be registered under the United States Securities Act of 1933, no public offering otherwise than a national securities exchange (as defined in the United States Securities Exchange Act of 1934, as amended) of any Shares shall be made by the Optionee (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the United States Securities Act of 1933.

13.4	Upon the grant of Options to an Optionee or the issuance of Shares upon the exercise thereof, the Company shall obtain from such the representations and undertakings as follows:

(a)	That the Optionee is familiar with the Company, its activity and its financial and commercial forecast, and that the Optionee knows that there is no certainty that the exercise of the Options will be financially worthwhile. The Optionee hereby undertakes not to have any claim against the Company or any of its directors, employees, stockholders or advisors if it emerges, at the time of exercising the Options, that the Optionee’s investment in the Company’s Shares was not worthwhile, for any reason whatsoever.

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(b)	That the Optionee knows that his rights regarding the Options and the Shares are subject for all intents and purposes to the instructions of the Company’s documents of incorporation and to the agreements of the stockholders in the Company.

(c)	That the Optionee knows that in addition to the allocations set forth above, the Company has allocated and/or is entitled to allocate Options and Shares to other employees and other people, and the Optionee shall have no claim regarding such allocations, their quantity, the relationship among them and between them and the other stockholders in the Company, exercising of the options or any matter related to or stemming from them.

(d)	That the Optionee knows that neither the ESOP nor the grant of Option or Shares thereunder shall impose any obligation on the Company to continue the engagement of the Optionee, and nothing in the ESOP or in any Option or Shares granted pursuant thereto shall confer upon any Optionee any right to continue being engaged by the Company, or restrict the right of the Company to terminate such engagement at any time.

14.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and, when applicable, subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

15.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

15.1	No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ESOP, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

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15.2	So long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

16.	EFFECTIVE DATE AND DURATION OF THE ESOP

The ESOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of Ten (10) years from such day of adoption, unless terminated earlier in accordance with Section 17 hereof.

17.	AMENDMENTS OR TERMINATION

The Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the ESOP. No amendment, alteration, suspension or termination of the ESOP shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ESOP shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the ESOP prior to the date of such termination.

18.	GOVERNMENT REGULATIONS

The ESOP, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel any other State having jurisdiction over the Company and the Optionee, including, without limitation, the United States Securities Act of 1933, the Companies Law, the Securities Law, 1968, and the Ordinance, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

19.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the ESOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ESOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

20.	GOVERNING LAW & JURISDICTION

The ESOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel Aviv and Haifa districts, Israel shall have sole jurisdiction in any matters pertaining to the ESOP.

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21.	INTEGRATION OF SECTION 102 AND TAX COMMISSIONER’S PERMIT

21.1.	With regards to Approved 102 Options, the provisions of the ESOP and/or the Option Agreement shall be subject to the provisions of Section 102 and the Income Tax Commissioner’s permit, and the said provisions and permit shall be deemed an integral part of the ESOP and of the Option Agreement.

21.2.	Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ESOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.

22.	TAX CONSEQUENCES

22.1	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

22.2	The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

22.3	To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any tax withholding obligation relating to the exercise or acquisition of Shares under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionee by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) subject to the Committee’s approval on or prior to the payment date, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionee as a result of the exercise or acquisition of Shares under the Option in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) subject to Committee approval on or prior to the payment date, delivering to the Company owned and unencumbered Shares; provided that Shares acquired on exercise of Options have been held for at least 6 months from the date of exercise.

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22.4	Withholding. The Company shall have the right to deduct from all amounts paid to an Optionee in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Options under this Plan. In the case of any Option satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Option. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Optionees to elect to tender, Common Stock (including Common Stock issuable in respect of an Option) to satisfy, in whole or in part, the amount required to be withheld.

22.5	In respect of any employer’s tax liability derived only for the purpose of employment taxes such as in the case of social taxes, the Company should not bear any tax due at the time of Sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

22.6	Notwithstanding anything herein to the contrary, only in the event that termination of employment not for Cause with the Company, where the Company is the initiator, the Company should bear the tax liability derived only for the purpose of employment taxes such as in the case of social taxes.

22.7	For avoidance of any doubt, notwithstanding anything herein to the contrary, if termination of employment or service is for Cause, the Company should not bear any tax liability derived due to the exercise and or sale of the options as a result of Optionee’s termination.

23.	NON-EXCLUSIVITY OF THE ESOP

The adoption of the ESOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to purchase shares of the Company otherwise than under the ESOP, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grant of options to optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

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24.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the ESOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ESOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

25.	Disputes

Any dispute or disagreement which may arise under or as a result of or pursuant to this Plan or the Options Agreements shall be determined by the Board in its sole discretion and any interpretation made by the Board of the terms of the Plan or the Option Agreements shall be final, binding and conclusive.

Adopted by the Board on ____________, 2007

Signed

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